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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2001 Annual Report on Form 10-K

                                   EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                                                                     Fiscal Year Ended
                                                      ------------------------------------------------------------------------------
                                                           July 1,          July 2,        June 27,      June 28,       June 29,
                                                            2001             2000            1999          1998           1997
                                                      ------------------------------------------------------------------------------

Net income                                               $ 48,013        $ 136,473        $ 106,101       $ 70,645      $ 61,565

Add:
    Interest                                               30,665            21,267          17,024         19,352         9,880
    Income tax expense and other taxes on income           23,860            80,150          63,670         42,500        37,740
    Fixed charges of unconsolidated subsidiaries                -               119             279            510           668
                                                       -----------       -----------     -----------    -----------   -----------
                 Earnings as defined                    $ 102,538         $ 238,009       $ 187,074      $ 133,007     $ 109,853
                                                       ===========       ===========     ===========    ===========   ===========

Interest                                                $  30,665         $  21,267       $  17,024      $  19,352     $   9,880
Fixed charges of unconsolidated subsidiaries                    -               119             279            510           668
                                                       -----------       -----------     -----------    -----------   -----------
                 Fixed charges as defined               $  30,665         $  21,386       $  17,303      $  19,862     $  10,548
                                                       ===========       ===========     ===========    ===========   ===========

Ratio of earnings to fixed charges                            3.3 x            11.1 x          10.8 x          6.7 x        10.4 x
                                                       ===========       ===========     ===========    ===========   ===========

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